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                                                                    Exhibit 99.1


                                  PRESS RELEASE



FOR IMMEDIATE DISTRIBUTION

Contact:  Robert L.G. White
          President and CEO
          TransTechnology Corporation
          Phone: 908/206-3700

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TransTechnology Implements Corrective Action Plan for
the Breeze-Eastern Overhaul and Repair Operation

Union, New Jersey - January 15, 2004 - TransTechnology Corporation (NYSE:TT) today announced that it is implementing a corrective action plan to address deficiencies identified in the overhaul and repair operation of its Breeze-Eastern division. The plan implements recommendations set out in the preliminary and follow-on reports prepared for its Board of Directors by The Bradlau Group of Morristown, NJ. The Bradlau Group is the independent fact-finding organization retained by the company's board of directors to perform a process review and evaluation of the overhaul and repair operation, which accounts for approximately 20% of the company's annual revenues.

Robert L. G. White, President and Chief Executive Officer of TransTechnology Corporation stated, "It is clear to us that the deficiencies identified by The Bradlau Group as well as our own internal reviews demand corrective actions as well as a change in certain aspects of our culture. In order to assure that our corrective action plan is long-lasting and effective, we have based it upon two overarching principles. The first principle is that the company must assure that all of its products, including new equipment as well as that processed by its overhaul and repair operation, are in conformance with product specifications and requirements. The second principle is that the company must assure continuous compliance with all internal, customer, and regulatory requirements applicable to its products and operations. We believe that the plan we have developed and are now implementing will assist us in upholding both of these principles."

The corrective action plan includes the previously announced Product Integrity Team, the reorganization of the overhaul and repair operation, associated personnel actions, and both quality and process assurance initiatives. The Product Integrity Team, made up of experienced professionals drawn from the engineering, manufacturing, materiel, program management, quality, finance and sales and marketing departments of the company, reviews each and every overhaul and repair shipment to ascertain compliance with all internal and external requirements prior to shipment. The reorganization also includes a separation of the hardware


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refurbishment functions of overhaul and repair from the customer support and contract compliance functions of the operation. Hardware refurbishment is being moved into manufacturing operations where greater support and oversight is available, and the customer support and contract compliance functions are being assigned to a newly created vice president position reporting to the Chief Executive Officer.

As a result of the findings of The Bradlau Group and the reorganization, some members of the present overhaul and repair operation have been separated from the company and others re-assigned. In addition, the newly created position of Corporate Compliance Officer has been established. An experienced attorney has been hired for the position and will assume her responsibilities on February 2, 2004, reporting directly to the General Counsel and with unrestricted access to the CEO and the Board of Directors.

The Bradlau Group's follow-on report, which was delivered to the company's board of directors earlier this week, incorporated the findings of its preliminary report which were described in the company's press release of November 19, 2003. It also reviewed the company's corrective action plan. Based on its continuing process review and evaluation, The Bradlau Group reported that there has been no new information that materially alters the preliminary findings, observations and conclusions about past practices previously reported. The follow-on report contained no issues regarding controls and procedures not previously identified in the preliminary report.

The reports of The Bradlau Group were issued in response to a mandate from the company's board of directors. The reports identify instances over the past few years where Breeze-Eastern's overhaul and repair operation failed to adhere to its own internal policies and procedures. Copies of both the preliminary and follow-on reports have been provided to the investigating United States Attorney's office in Newark, New Jersey. The company noted that the direction of the government's current inquiry, the underlying evidence available to federal agents in support of the search warrant, and the statutory or regulatory violations that may be implicated by that inquiry are not known at this time.

Mr. White said, "We take the deficiencies identified in The Bradlau Group's report very seriously. Such deficiencies cannot and will not be tolerated. The corrective action plan is designed to address these deficiencies and to create an infrastructure sufficient to prevent a recurrence of the lapses that resulted in these deficiencies. Until such time, the Product Integrity Team will continue to inspect all documentation for products from overhaul and repair to assure compliance with regulatory and contractual requirements. We will also redesign and expand our training program to assure that our employees understand the importance of fulfilling their responsibilities.

Michael J. Berthelot, Chairman of TransTechnology's Board of Directors, said, "We are pleased that the report of The Bradlau Group found the company's senior management to be cooperative and to possess the integrity and commitment required to set matters straight in the overhaul and repair operation. The Board is also pleased that senior management is acting promptly and responsibly to take the necessary corrective actions. We recognize, however, that constant and aggressive monitoring of compliance by employees with all Breeze-Eastern standards and practices is necessary to ensure the success of the corrective action plan. The Board is committed to that process, and intends to perform follow-up monitoring and auditing as the corrective actions are implemented. We also recognize that the continued interest of prospective lenders in refinancing the company's debt will be influenced by their assessment of


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the company's commitment and ability to successfully complete the corrective actions. We are confident that we can satisfy the resulting expectations."

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world's leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales from continuing operations of $55.0 million in the fiscal year ended March 31, 2003.

                  INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

     The forward-looking statements in this press release are based on current beliefs, estimates, and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

     Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company's business practices, the Company's ability to be profitable with a smaller and less diverse base of operations that will generate less revenue; the Company's ability to satisfy the listing requirements of the NYSE or any other national exchange on which its shares are or will be listed or otherwise provide a trading market venue for its shares; the value of replacement operations, if any; determination by the Company to dispose of additional existing assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company's future business; and those specific risks that are discussed in the Company's previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and its Quarterly Report on Form10-Q for the fiscal Quarter ended September 28, 2003.

     The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events, except as required by law.


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